Exhibit 99.1

MGM RESORTS INTERNATIONAL REPORTS THIRD QUARTER

FINANCIAL AND OPERATING RESULTS

Diluted earnings per share of $0.93 compared to $0.12 in the prior year quarter

Net income attributable to MGM Resorts of $536 million, a 706% increase over the prior year quarter

Domestic resorts Adjusted Property EBITDA up 31% on a same-store basis

Las Vegas, Nevada, November 7, 2016 – MGM Resorts International (NYSE: MGM) (“MGM Resorts” or the “Company”) today reported financial results for the quarter ended September 30, 2016.

Key highlights include:

•

Diluted earnings per share for the third quarter of 2016 of $0.93, including $0.60 related to a $430 million gain on Borgata acquisition and a $0.20 charge related to the NV Energy exit, compared to diluted earnings per share of $0.12 in the prior year quarter;

•

Net revenues of $1.9 billion at the Company’s domestic resorts, a 16% increase over the prior year quarter, and an 8% increase on a same-store basis, excluding contributions from Borgata which the Company began consolidating in August of 2016 and Circus Circus Reno, which the Company sold in 2015;

•	11% increase in REVPAR(1) over the prior year quarter at the Company’s Las Vegas Strip resorts;
•	Operating income of $301 million at the Company’s domestic resorts, including the impact of $139 million of NV Energy exit expense;
•	Net income attributable to MGM Resorts of $536 million, a 706% increase over the prior year quarter;
•	Adjusted Property EBITDA(2) of $570 million at the Company’s domestic resorts, a 39% increase over the prior year quarter and a 31% increase on a same-store basis;
•

Profit Growth Plan contribution of approximately $73 million of year over year Adjusted Property EBITDA growth to domestic resorts and approximately $5 million of Adjusted EBITDA growth from the Company’s 50% share of CityCenter’s results;

•	Same-store Adjusted Property EBITDA margin of 30.6% at the Company’s domestic resorts, a 527 basis point increase compared to the prior year quarter;
•

MGM China’s net revenues decreased 6%, while operating income and Adjusted EBITDA increased 34% and 17%, respectively, compared to the prior year quarter, partially due to its focus on high-quality main-floor business; and

•	CityCenter’s net revenues and Adjusted EBITDA related to resorts operations increased 11% and 41%, respectively, compared to the prior year quarter.

“MGM Resorts produced a tremendously strong quarter, delivering the best net revenues and Adjusted Property EBITDA at our domestic resorts since 2007. These results demonstrate the broad based commitment and contributions of the MGM Resorts team in executing the Company’s strategic plan and delivering value to our shareholders,” said Jim Murren, Chairman & CEO of MGM Resorts. “We have executed on numerous opportunities this year, strengthening our organization, improving our balance sheet, and positioning the Company for growth. The complexity and scale of our organizational transformation is unprecedented in our industry and has manifested itself into our superior operating performance. Looking ahead, we remain focused on organic growth through a stronger, reinvigorated Company driven by our culture of continuous improvement and are committed to expanding our distinguished brand with the opening of MGM National Harbor and the Park Theater in Las Vegas next month.”

Certain Items Affecting Third Quarter Results

The following table lists certain other items that affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended September 30,	2016	2015

NV Energy exit expense	$(0.18)	$ —
Preopening and start-up expenses	(0.03)	(0.02)
Gain on Borgata transaction	0.60	—
Income from unconsolidated affiliates:
CityCenter NV Energy exit expense	(0.02)	—
Non-operating expense:
Loss on retirement of long-term debt	(0.02)	—

The current quarter included income tax benefit of $169 million resulting from the reduction of valuation allowance on foreign tax credit carryovers and income tax expense of $36 million resulting from the remeasurement of Macau deferred tax liabilities, both the result of a change in assumption concerning renewal of the exemption from the Macau complementary tax on gaming profits.

Domestic Resorts

Casino revenue for the third quarter of 2016 increased 23% compared to the prior year quarter, due primarily to the acquisition of Borgata and an increase in both table games and slots revenue. Casino revenue increased 7% on a same-store basis compared to the prior year quarter. Same-store table games hold percentage in the third quarter of 2016 was 23.7% compared to 20.4% in the prior year quarter. Slots revenue increased 19% compared to the prior year quarter due primarily to the acquisition of Borgata, and increased 3% on a same- store basis compared to the prior year quarter.

Rooms revenue increased 14% compared to the prior year quarter. On a same-store basis, rooms revenue increased 11% compared to the prior year quarter. Las Vegas Strip REVPAR increased 11%. The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended September 30,	2016	2015

Occupancy %	97%	96%
Average Daily Rate (ADR)	$154	$ 141
Revenue per Available Room (REVPAR)	$149	$ 135

The Company expects to achieve Las Vegas Strip REVPAR growth of 3% in the fourth quarter of 2016, compared to a 12% increase in the prior year’s fourth quarter.

Mr. Murren continued, “We continue to see strength in the Las Vegas market and believe that the Company can drive growth across all room segments in the fourth quarter, despite a challenging comparison. Based on these current trends, we remain confident in our ability to further increase room revenues in 2017.”

Operating income at the Company’s domestic resorts was $301 million for the third quarter of 2016 compared to $290 million in the prior year quarter and included $139 million of NV Energy exit expense associated with the Company’s strategic decision to exit the fully bundled sales system of NV Energy and $8 million in real estate transfer taxes recorded in connection with the Borgata transaction.

Domestic resorts Adjusted Property EBITDA increased 39% to $570 million in the third quarter of 2016 and was positively impacted by approximately $73 million of Adjusted Property EBITDA growth generated from the Company’s Profit Growth Plan initiatives as well as $36 million of Adjusted Property EBITDA resulting from the Borgata transaction. Same-store Adjusted Property EBITDA increased 31% compared to the prior year quarter.

Corporate Expense

Corporate expense was $88 million in the third quarter of 2016, an increase of $14 million compared to the prior year quarter. The current quarter included $10 million of expense related to transaction costs incurred by MGM Growth Properties LLC (“MGP”) in connection with the Borgata transaction, $5 million related to Profit Growth Plan implementation costs, and $11 million related to incremental performance-based compensation expense and costs associated with a litigation settlement. The prior year quarter included costs incurred to implement initiatives related to the Profit Growth Plan and costs associated with the Company’s strategic review totaling $18 million.

MGM China

On September 1, 2016 the Company closed its acquisition of an additional 4.95% of the outstanding common shares of MGM China Holdings Limited (“MGM China”) and now owns approximately 56% of MGM China’s outstanding common shares.

Key third quarter results for MGM China include:

•	Net revenues of $500 million, a 6% decrease compared to the prior year quarter;
•	Main floor table games revenue increased 21% compared to the prior year quarter;
•

VIP table games revenue decreased 26% due to a decrease in turnover of 14% compared to the prior year quarter, and hold percentage decreased to 3.0% in the current year quarter, compared to 3.7% in the prior year quarter;

•	Operating income increased 34% to $84 million, compared to operating income of $63 million in the prior year quarter;
•	Adjusted EBITDA increased 17% to $150 million, compared to $128 million in the prior year quarter, including $9 million of license fee expense in the current and prior year quarter; and
•

Operating margin increased by 499 basis points compared to the prior year quarter to 16.9%, and Adjusted EBITDA margin increased by 575 basis points compared to the prior year quarter to 30% as a result of an increase in main floor table games mix and continuous efforts to reduce costs.

In August 2016, MGM China paid a $58 million interim dividend, of which $30 million was distributed to MGM Resorts.

Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of income from unconsolidated affiliates:

Three months ended September 30,	2016	2015

	(In thousands)
Borgata (through July 31, 2016)	$14,243	$31,784
CityCenter	12,382	16,459
Other	5,952	9,107

	$32,577	$57,350

Our share of CityCenter Holdings, LLC (“CityCenter”) operating results for the third quarter of 2016, including certain basis difference adjustments, was $12 million, which included $13 million related to our share of NV Energy exit expense representing CityCenter’s share of a charge associated with the Company’s strategic decision to exit the fully bundled sales system of NV Energy.

Results for CityCenter for the third quarter of 2016 include the following (see schedules accompanying this release for further detail on CityCenter’s third quarter results):

•	Net revenues from resort operations were $308 million, an 11% increase compared to the prior year quarter;
•	Operating income was $7 million in the current and prior year quarters and included $26 million of NV Energy exit expense in the current quarter as discussed above;
•

Adjusted EBITDA from resort operations increased 41% to $93 million compared to the prior year quarter, and was positively affected by approximately $11 million of incremental Adjusted EBITDA attributable to Profit Growth Plan initiatives;

•	Adjusted EBITDA at Aria increased 38% to $82 million compared to the prior year quarter;
•	Aria’s table games volume increased 5% and table games hold percentage was 25.4%, compared to 22.6% in the prior year quarter;
•	REVPAR at Aria increased 7% to $221 compared to the prior year quarter; and
•	REVPAR at Vdara increased 15% to $189 compared to the prior year quarter, and Adjusted EBITDA increased 50% to $10 million compared to the prior year quarter.

On August 1, 2016 the Company completed the previously announced acquisition of Boyd Gaming Corporation’s interest in Borgata Hotel Casino and Spa (“Borgata”). The acquisition closed on August 1, 2016, at which time the entity operating Borgata became a consolidated subsidiary of the Company and the real estate assets associated with Borgata were sold to MGP. As a result the Company’s indirect ownership percentage in MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) increased to 76.3%. Prior to the acquisition, the Company held a 50% interest in Borgata, which was accounted for under the equity method.

MGM Growth Properties

During the third quarter of 2016, the Company made rent payments to MGP in the amount of $154 million. On September 15, 2016, MGP’s Board of Directors declared a quarterly dividend of $0.3875 per Class A share totaling $22 million, which was paid on October 14, 2016 to holders of record on September 30, 2016. The Company concurrently received a $72 million distribution attributable to its ownership of units in the Operating Partnership.

On August 12, 2016, the Operating Partnership issued $500 million of 4.50% senior unsecured notes due 2026. The net proceeds were used to refinance amounts outstanding under the Operating Partnership’s revolving credit facility that were drawn in connection with the acquisition of Borgata with the remaining proceeds used for general corporate purposes. In addition, in October 2016, the Operating Partnership re-priced its term loan B facility at par. As a result of the re-pricing, the term loan B facility bears interest at LIBOR plus 2.75%, with a LIBOR floor of 0.75%, which represents a 50 basis point reduction compared to the prior rate of LIBOR plus 3.25%, with a LIBOR floor of 0.75%. The Operating Partnership will receive a further reduction in pricing to LIBOR plus 2.50%, with a LIBOR floor of 0.75% so long as it achieves minimum corporate family ratings of Ba3/BB-.

Financial Position

The Company’s cash balance at September 30, 2016 was $1.4 billion, which included $430 million at MGM China and $340 million at MGP. At September 30, 2016, the Company had $250 million outstanding under its $1.5 billion senior secured credit facility, $2.1 billion outstanding under the $2.7 billion Operating Partnership senior credit facility, $1.8 billion outstanding under the $3 billion MGM China credit facility, and $425 million outstanding under the $525 million MGM National Harbor credit facility.

On August 19, 2016, the Company issued $500 million of 4.625% senior notes due 2026. The Company used the net proceeds from the offering, together with cash on hand, to redeem the $743 million 7.625% senior notes due 2017.

“We remain committed to strengthening our balance sheet and returning MGM Resorts to investment grade as we continue to maximize cash flow and grow the Company in a financially prudent manner,” said Dan D’Arrigo, Executive Vice President and Chief Financial Officer of MGM Resorts. “We believe that our strategic actions in the third quarter are aligned with these goals including opportunistically enhancing our capital structure through the issuance of notes at historically low levels, acquiring the remaining interest in Borgata, and increasing our exposure in the largest gaming market in the world through the purchase of an additional stake in MGM China.”

Conference Call Details

MGM Resorts will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 5010970. A replay of the call will be available through Monday, November 14, 2016. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10095493. The call will be archived at www.mgmresorts.com. In addition, MGM Resorts will post supplemental slides today on its website at www.mgmresorts.investorroom.com for reference during its November 7, 2016 earnings call.

1            REVPAR is hotel revenue per available room.

2            “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, NV Energy exit expense, goodwill impairment charges and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted EBITDA for MGM China. “Same-store Adjusted Property EBITDA” is Adjusted Property EBITDA related to operating resorts which were consolidated by the Company for both the entire current and prior year periods presented. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA, Adjusted Property EBITDA, and Same-store Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, preopening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA and Same-store Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Adjusted EBITDA, Adjusted Property EBITDA and Same-store Adjusted Property EBITDA should not be construed as alternatives to operating income or net income, as indicators of our performance; or as alternatives to cash flows from operating activities, as measures of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA. Also, other companies in the gaming and hospitality industries that report Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA information may calculate Adjusted EBITDA, Adjusted Property EBITDA or Same-store Adjusted Property EBITDA in a different manner.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (loss) to Adjusted Property EBITDA and Same-store Adjusted Property EBITDA are included in the financial schedules in this release.

*     *    *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a portfolio of destination resort brands including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company is in the process of developing MGM National Harbor in Maryland and MGM Springfield in Massachusetts. MGM Resorts controls and holds a 76 percent economic interest in the operating partnership of MGM Growth Properties LLC (NYSE: MGP), a premier triple-net lease real estate investment trust engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. The Company also owns 56 percent of MGM China Holdings Limited (HK: 2282), which owns the MGM Macau resort and casino and is developing a gaming resort in Cotai, and 50 percent of CityCenter in Las Vegas, which features ARIA Resort & Casino. MGM Resorts is named among FORTUNE® Magazine’s 2016 list of World’s Most Admired Companies®. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding future results (including REVPAR guidance), its ability to generate future cash flow growth and to execute on future development and other projects, such as the Profit Growth Plan, the expected results of the Profit Growth Plan, its ability to drive future growth across all room segments, and the Company’s ability to execute its strategic plan and improve its financial flexibility. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	CLARK DUMONT
Executive Director of Investor Relations	Senior Vice President of Corporate Communications
(702) 693-8711	(702) 692-6888 or cdumont@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Revenues:
Casino	$1,307,827	$1,181,593	$3,569,587	$3,696,071
Rooms	530,331	466,032	1,518,721	1,415,955
Food and beverage	448,666	397,332	1,238,537	1,204,616
Entertainment	140,151	141,085	380,330	402,025
Retail	52,724	53,272	150,629	153,791
Other	148,470	126,585	400,115	390,954
Reimbursed costs	99,316	98,292	301,160	302,900

	2,727,485	2,464,191	7,559,079	7,566,312
Less: Promotional allowances	(212,370)	(183,375)	(564,776)	(568,117)

	2,515,115	2,280,816	6,994,303	6,998,195

Expenses:
Casino	696,329	699,569	1,957,203	2,220,804
Rooms	148,317	140,806	435,311	424,184
Food and beverage	252,108	236,988	712,856	701,636
Entertainment	108,464	107,478	299,579	308,874
Retail	27,105	26,767	73,191	79,261
Other	93,880	88,000	260,901	268,158
Reimbursed costs	99,316	98,292	301,160	302,900
General and administrative	371,950	340,495	1,001,900	1,002,376
Corporate expense	87,782	74,019	240,833	183,977
NV Energy exit expense	139,335	-	139,335	-
Preopening and start-up expenses	31,660	16,510	78,444	50,270
Property transactions, net	(1,268)	7,123	4,717	12,665
Gain on Borgata transaction	(429,778)	-	(429,778)	-
Depreciation and amortization	209,737	204,742	616,475	619,719

	1,834,937	2,040,789	5,692,127	6,174,824

Income from unconsolidated affiliates	32,577	57,350	495,588	217,631

Operating income	712,755	297,377	1,797,764	1,041,002

Non-operating income (expense):
Interest expense, net of amounts capitalized	(168,048)	(191,781)	(533,069)	(611,288)
Non-operating items from unconsolidated affiliates	(11,132)	(22,968)	(45,229)	(59,745)
Other, net	(17,310)	(4,386)	(67,715)	(12,691)

	(196,490)	(219,135)	(646,013)	(683,724)

Income before income taxes	516,265	78,242	1,151,751	357,278
Benefit for income taxes	44,995	16,493	15,205	76,570

Net income	561,260	94,735	1,166,956	433,848
Less: Net income attributable to noncontrolling interests	(25,641)	(28,310)	(90,185)	(100,114)

Net income attributable to MGM Resorts International	$535,619	$66,425	$1,076,771	$333,734

Per share of common stock:

Basic:
Net income attributable to MGM Resorts International	$0.94	$0.12	$1.90	$0.62

Weighted average shares outstanding	568,125	563,287	566,220	535,619

Diluted:
Net income attributable to MGM Resorts International	$0.93	$0.12	$1.88	$0.61

Weighted average shares outstanding	573,812	569,320	571,350	547,750

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,446,158	$1,670,312
Accounts receivable, net	492,426	480,559
Inventories	97,400	104,200
Income tax receivable	478	15,993
Prepaid expenses and other	177,886	137,685

Total current assets	2,214,348	2,408,749

Property and equipment, net	17,948,045	15,371,795

Other assets:
Investments in and advances to unconsolidated affiliates	1,196,543	1,491,497
Goodwill	1,815,209	1,430,767
Other intangible assets, net	4,137,475	4,164,781
Other long-term assets, net	393,666	347,589

Total other assets	7,542,893	7,434,634

	$27,705,286	$25,215,178

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$232,490	$182,031
Construction payable	306,969	250,120
Current portion of long-term debt	-	328,442
Accrued interest on long-term debt	115,977	165,914
Other accrued liabilities	1,475,199	1,311,444

Total current liabilities	2,130,635	2,237,951

Deferred income taxes, net	2,543,815	2,680,576
Long-term debt	12,786,420	12,368,311
Other long-term obligations	320,707	157,663
Redeemable noncontrolling interest	6,250	6,250
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 572,834,533 and 564,838,893 shares	5,728	5,648
Capital in excess of par value	5,651,160	5,655,886
Retained earnings (accumulated deficit)	521,142	(555,629)
Accumulated other comprehensive income	12,801	14,022

Total MGM Resorts International stockholders’ equity	6,190,831	5,119,927
Noncontrolling interests	3,726,628	2,644,500

Total stockholders’ equity	9,917,459	7,764,427

	$27,705,286	$25,215,178

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Bellagio	$342,952	$303,494	$1,005,503	$924,355
MGM Grand Las Vegas	290,783	286,777	859,469	855,383
Mandalay Bay	266,943	232,172	735,104	701,109
The Mirage	151,622	141,007	449,258	440,512
Luxor	104,152	95,358	292,168	278,075
New York-New York	85,291	75,722	249,718	229,805
Excalibur	81,205	75,088	233,946	217,753
Monte Carlo	72,569	73,274	213,497	220,286
Circus Circus Las Vegas	69,514	62,643	187,706	177,497
MGM Grand Detroit	142,704	128,789	424,031	403,133
Beau Rivage	97,971	98,322	286,796	279,717
Gold Strike Tunica	41,942	42,152	124,166	121,873
Borgata (1)	151,006	-	151,006	-
Other resort operations (2)	-	21,390	-	70,065

Domestic resorts	1,898,654	1,636,188	5,212,368	4,919,563

MGM China	499,822	529,037	1,420,802	1,715,983
Management and other operations	116,639	115,591	361,133	362,649

	$2,515,115	$2,280,816	$6,994,303	$6,998,195

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Bellagio	$126,790	$95,827	$360,979	$288,797
MGM Grand Las Vegas	82,760	62,182	261,143	200,038
Mandalay Bay	79,296	49,961	200,621	164,745
The Mirage	38,066	27,182	112,244	95,801
Luxor	29,685	21,695	81,130	62,322
New York-New York	30,274	24,831	91,655	77,040
Excalibur	27,076	21,273	75,907	59,598
Monte Carlo	18,764	21,372	61,884	63,738
Circus Circus Las Vegas	19,770	12,377	46,235	31,568
MGM Grand Detroit	44,024	33,372	127,856	109,723
Beau Rivage	25,292	26,679	76,127	66,784
Gold Strike Tunica	12,282	11,560	38,312	34,144
Borgata (1)	36,099	-	36,099	-
Other resort operations (2)	-	2,978	-	4,933

Domestic resorts	570,178	411,289	1,570,192	1,259,231

MGM China	149,868	128,225	383,187	408,898
Unconsolidated resorts (3)	32,577	57,350	495,588	217,631
Management and other operations	1,301	5,591	9,788	29,803

	$753,924	$602,455	$2,458,755	$1,915,563

(1) Represents net revenues and Adjusted Property EBITDA of Borgata for the period from August 1, 2016 (the first day of the Company’s full ownership) through September 30, 2016

(2) Sold in 2015

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the three and nine month periods ended September 30, 2015 and the one and seven months ended July 31, 2016

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata transaction	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,805	$23,815	$-	$(150)	$21,320	$126,790
MGM Grand Las Vegas	39,251	25,365	-	623	17,521	82,760
Mandalay Bay	26,641	29,123	223	797	22,512	79,296
The Mirage	14,438	13,813	-	16	9,799	38,066
Luxor	8,827	11,594	181	151	8,932	29,685
New York-New York	17,983	7,439	105	79	4,668	30,274
Excalibur	13,366	9,083	-	618	4,009	27,076
Monte Carlo	3,937	8,409	363	54	6,001	18,764
Circus Circus Las Vegas	4,923	10,694	-	104	4,049	19,770
MGM Grand Detroit	38,183	-	-	-	5,841	44,024
Beau Rivage	18,822	-	-	3	6,467	25,292
Gold Strike Tunica	9,788	-	-	10	2,484	12,282
Borgata (1)	22,830	-	51	79	13,139	36,099
Other resort operations (2)	-	-	-	-	-	-

Domestic resorts	300,794	139,335	923	2,384	126,742	570,178

MGM China	84,304	-	8,298	(1,148)	58,414	149,868
Unconsolidated resorts (3)	32,496	-	81	-	-	32,577
Management and other operations	(324)	-	-	-	1,625	1,301

	417,270	139,335	9,302	1,236	186,781	753,924

Stock compensation	(11,123)	-	-	-	-	(11,123)
Corporate	306,608	-	22,358	(432,282)	22,956	(80,360)

	$712,755	$139,335	$31,660	$(431,046)	$209,737	$662,441

Three Months Ended September 30, 2015
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$72,646	$-	$-	$153	$23,028	$95,827
MGM Grand Las Vegas	43,889	-	-	17	18,276	62,182
Mandalay Bay	29,180	-	-	1,506	19,275	49,961
The Mirage	16,390	-	-	2	10,790	27,182
Luxor	12,490	-	(1)	36	9,170	21,695
New York-New York	19,023	-	1	878	4,929	24,831
Excalibur	17,606	-	-	46	3,621	21,273
Monte Carlo	11,345	-	1	1,070	8,956	21,372
Circus Circus Las Vegas	8,504	-	-	9	3,864	12,377
MGM Grand Detroit	27,254	-	-	-	6,118	33,372
Beau Rivage	20,161	-	-	7	6,511	26,679
Gold Strike Tunica	8,617	-	-	5	2,938	11,560
Other resort operations	2,963	-	-	-	15	2,978

Domestic resorts	290,068	-	1	3,729	117,491	411,289

MGM China	62,833	-	3,491	139	61,762	128,225
Unconsolidated resorts (3)	56,380	-	970	-	-	57,350
Management and other operations	3,238	-	298	123	1,932	5,591

	412,519	-	4,760	3,991	181,185	602,455

Stock compensation	(7,386)	-	-	-	-	(7,386)
Corporate	(107,756)	-	11,750	3,132	23,557	(69,317)

	$297,377	$-	$16,510	$7,123	$204,742	$525,752

(1) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company’s full ownership) through September 30, 2016

(2) Sold in 2015

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the three months ended September 30, 2015 and the one month ended July 31, 2016

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net and gain on Borgata transaction	Depreciation and amortization	Adjusted EBITDA
Bellagio	$271,058	$23,815	$-	$(89)	$66,195	$360,979
MGM Grand Las Vegas	180,806	25,365	-	1,123	53,849	261,143
Mandalay Bay	102,125	29,123	252	1,955	67,166	200,621
The Mirage	68,564	13,813	-	(397)	30,264	112,244
Luxor	39,873	11,594	1,625	524	27,514	81,130
New York-New York	68,476	7,439	477	179	15,084	91,655
Excalibur	51,076	9,083	-	3,587	12,161	75,907
Monte Carlo	30,208	8,409	508	206	22,553	61,884
Circus Circus Las Vegas	23,211	10,694	-	234	12,096	46,235
MGM Grand Detroit	110,029	-	-	-	17,827	127,856
Beau Rivage	56,472	-	-	(59)	19,714	76,127
Gold Strike Tunica	30,892	-	-	103	7,317	38,312
Borgata (1)	22,830	-	51	79	13,139	36,099
Other resort operations (2)	-	-	-	-	-	-

Domestic resorts	1,055,620	139,335	2,913	7,445	364,879	1,570,192

MGM China	183,209	-	20,746	123	179,109	383,187
Unconsolidated resorts (3)	492,420	-	3,168	-	-	495,588
Management and other operations	3,261	-	1,150	-	5,377	9,788

	1,734,510	139,335	27,977	7,568	549,365	2,458,755

Stock compensation	(31,432)	-	-	-	-	(31,432)
Corporate	94,686	-	50,467	(432,629)	67,110	(220,366)

	$1,797,764	$139,335	$78,444	$(425,061)	$616,475	$2,206,957

Nine Months Ended September 30, 2015
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$220,097	$-	$-	$337	$68,363	$288,797
MGM Grand Las Vegas	144,505	-	-	99	55,434	200,038
Mandalay Bay	104,064	-	-	2,662	58,019	164,745
The Mirage	59,970	-	50	1,302	34,479	95,801
Luxor	33,993	-	(2)	88	28,243	62,322
New York-New York	60,932	-	(74)	1,142	15,040	77,040
Excalibur	48,514	-	-	128	10,956	59,598
Monte Carlo	41,289	-	2	1,599	20,848	63,738
Circus Circus Las Vegas	19,582	-	281	9	11,696	31,568
MGM Grand Detroit	91,799	-	-	-	17,924	109,723
Beau Rivage	47,217	-	-	7	19,560	66,784
Gold Strike Tunica	25,280	-	-	14	8,850	34,144
Other resort operations	4,467	-	-	-	466	4,933

Domestic resorts	901,709	-	257	7,387	349,878	1,259,231

MGM China	192,805	-	10,332	968	204,793	408,898
Unconsolidated resorts (3)	215,218	-	2,413	-	-	217,631
Management and other operations	22,104	-	842	1,079	5,778	29,803

	1,331,836	-	13,844	9,434	560,449	1,915,563

Stock compensation	(22,280)	-	-	-	-	(22,280)
Corporate	(268,554)	-	36,426	3,231	59,270	(169,627)

	$1,041,002	$-	$50,270	$12,665	$619,719	$1,723,656

(1) Represents operating results of Borgata for the period from August 1, 2016 (the first day of the Company’s full ownership) through September 30, 2016

(2) Sold in 2015

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences. Includes the Company’s share of Borgata results for the nine months ended September 30, 2015 and the seven months ended July 31, 2016

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME ATTRIBUTABLE TO MGM RESORTS INTERNATIONAL

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Adjusted EBITDA	$662,441	$525,752	$2,206,957	$1,723,656
NV Energy exit expense	(139,335)	-	(139,335)	-
Preopening and start-up expenses	(31,660)	(16,510)	(78,444)	(50,270)
Property transactions, net	1,268	(7,123)	(4,717)	(12,665)
Gain on Borgata transaction	429,778	-	429,778	-
Depreciation and amortization	(209,737)	(204,742)	(616,475)	(619,719)

Operating income	712,755	297,377	1,797,764	1,041,002

Non-operating income (expense):
Interest expense, net of amounts capitalized	(168,048)	(191,781)	(533,069)	(611,288)
Other, net	(28,442)	(27,354)	(112,944)	(72,436)

	(196,490)	(219,135)	(646,013)	(683,724)

Income before income taxes	516,265	78,242	1,151,751	357,278
Benefit for income taxes	44,995	16,493	15,205	76,570

Net income	561,260	94,735	1,166,956	433,848
Less: Net income attributable to noncontrolling interests	(25,641)	(28,310)	(90,185)	(100,114)

Net income attributable to MGM Resorts International	$535,619	$66,425	$1,076,771	$333,734

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF DOMESTIC RESORTS ADJUSTED PROPERTY EBITDA TO DOMESTIC RESORTS SAME-STORE ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Domestic resorts Adjusted Property EBITDA	$570,178	$411,289	$1,570,192	$1,259,231
Adjusted Property EBITDA related to Borgata	(36,099)	-	(36,099)	-
Adjusted Property EBITDA related to other resort operations	-	(2,978)	-	(4,933)

Domestic resorts same-store Adjusted Property EBITDA	$534,079	$408,311	$1,534,093	$1,254,298

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Bellagio
Occupancy %	96.7%	96.6%	94.4%	93.9%
Average daily rate (ADR)	$267	$245	$274	$259
Revenue per available room (REVPAR)	$258	$237	$259	$243

MGM Grand Las Vegas
Occupancy %	97.9%	98.0%	94.8%	95.8%
ADR	$169	$154	$176	$164
REVPAR	$166	$151	$167	$157

Mandalay Bay
Occupancy %	95.6%	94.3%	93.4%	92.5%
ADR	$207	$192	$213	$203
REVPAR	$198	$181	$199	$188

The Mirage
Occupancy %	97.9%	97.0%	95.9%	94.5%
ADR	$161	$155	$171	$165
REVPAR	$157	$151	$164	$156

Luxor
Occupancy %	98.5%	96.8%	96.8%	95.1%
ADR	$112	$99	$111	$104
REVPAR	$110	$96	$107	$99

New York-New York
Occupancy %	99.4%	98.7%	98.3%	98.6%
ADR	$137	$122	$138	$128
REVPAR	$136	$121	$136	$126

Excalibur
Occupancy %	96.6%	95.5%	95.1%	94.3%
ADR	$98	$88	$96	$87
REVPAR	$95	$84	$91	$82

Monte Carlo
Occupancy %	98.4%	98.2%	97.7%	97.3%
ADR	$125	$113	$125	$118
REVPAR	$123	$111	$122	$115

Circus Circus Las Vegas
Occupancy %	91.4%	88.0%	85.0%	85.0%
ADR	$81	$71	$79	$69
REVPAR	$74	$62	$67	$59

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Aria	$261,052	$235,929	$756,577	$727,012
Vdara	30,918	26,769	90,552	83,491
Mandarin Oriental	16,002	14,126	49,221	45,735

Resort operations	307,972	276,824	896,350	856,238
Residential and other operations	495	1,598	2,644	29,989

	$308,467	$278,422	$898,994	$886,227

CITYCENTER HOLDINGS, LLC RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Adjusted EBITDA	$92,179	$64,965	$260,301	$213,457
NV Energy exit expense	(26,089)	-	(26,089)	-
Property transactions, net	(73)	30	1,939	159,062
Depreciation and amortization	(58,790)	(57,897)	(256,486)	(173,542)

Operating income (loss)	7,227	7,098	(20,335)	198,977

Non-operating income (expense):
Interest expense, net of amounts capitalized	(14,518)	(18,262)	(46,522)	(54,612)
Other, net	(64)	(103)	(3,217)	117

	(14,582)	(18,365)	(49,739)	(54,495)

Net income (loss) from continuing operations	(7,355)	(11,267)	(70,074)	144,482

Discontinued operations
Income (loss) from operations of discontinued component	(521)	5,349	399,514	17,355

Net income (loss)	$(7,876)	$(5,918)	$329,440	$161,837

CITYCENTER HOLDINGS, LLC RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA (In thousands) (Unaudited) Three Months Ended September 30, 2016
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$9,604	$23,320	$-	$(3)	$48,698	$81,619
Vdara	1,189	1,676	-	76	6,957	9,898
Mandarin Oriental	(3,083)	1,093	-	-	3,135	1,145

Resort operations	7,710	26,089	-	73	58,790	92,662
Residential, administration and other operations	(483)	-	-	-	-	(483)

	$7,227	$26,089	$-	$73	$58,790	$92,179

Three Months Ended September 30, 2015
	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$11,949	$-	$-	$(30)	$47,061	$58,980
Vdara	(1,168)	-	-	-	7,753	6,585
Mandarin Oriental	(2,698)	-	-	-	3,075	377

Resort operations	8,083	-	-	(30)	57,889	65,942
Residential, administration and other operations	(985)	-	-	-	8	(977)

	$7,098	$-	$-	$(30)	$57,897	$64,965

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Nine Months Ended September 30, 2016

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(17,955)	$23,320	$-	$(475)	$226,287	$231,177
Vdara	4,649	1,676	-	(253)	20,865	26,937
Mandarin Oriental	(6,067)	1,093	-	-	9,334	4,360

Resort operations	(19,373)	26,089	-	(728)	256,486	262,474
Residential, administration and other operations	(962)	-	-	(1,211)	-	(2,173)

	$(20,335)	$26,089	$-	$(1,939)	$256,486	$260,301

Nine Months Ended September 30, 2015

	Operating income (loss)	NV Energy exit expense	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$41,790	$-	$-	$918	$141,114	$183,822
Vdara	(1,152)	-	-	-	23,415	22,263
Mandarin Oriental	(5,655)	-	-	-	9,169	3,514

Resort operations	34,983	-	-	918	173,698	209,599
Residential, administration and other operations	163,994	-	-	(159,980)	(156)	3,858

	$198,977	$-	$-	$(159,062)	$173,542	$213,457

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Aria
Occupancy %	95.5%	94.5%	93.2%	93.0%
ADR	$231	$219	$243	$232
REVPAR	$221	$207	$226	$216

Vdara
Occupancy %	95.9%	92.8%	93.8%	93.3%
ADR	$197	$176	$202	$185
REVPAR	$189	$164	$190	$172